Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is executed as of this 16th day of April, 2010, by and between Knox County Minerals, LLC (the “Transferor”), a Delaware limited liability company and Next Generation Energy Corp (f/k/a Next Generation Media Corp), a Nevada corporation (the “Transferee”).

RECITALS

A.           Transferor wishes to transfer to Transferee, and Transferee wishes to acquire from Transferor, Transferor’s entire interest (the “Purchased Interest”) in that certain Real Estate Purchase Option (the “Option”) dated as of March 25, 2010, and entered into between James R. Golden and John C. Slusher, collectively as “Seller,” and Transferor as “Buyer,” in exchange for the consideration set forth herein; and

B.           Transferee wishes to purchase the Purchased Interest from the Transferor in accordance with the terms and conditions herein.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Assignment and Assumption.  Effective as of date hereof (the “Effective Date”), Transferor hereby assigns, transfers and conveys to Transferee all of Transferor’s right, title and interest in the Purchased Interest, including all Transferor’s rights under the Option, including but not limited to Transferor's right to acquire the Property (as defined in the Option).  Transferee hereby assumes as of the Effective Date, all of Transferor’s obligations under the Option formerly held by Transferor as well as all obligations of any form or nature whatsoever of Transferor with respect to the Purchased Interest.

2.            Purchase Price.  Transferee shall pay the Transferor the following as the full purchase price for the Purchased Interest:

(a)   Six hundred thousand dollars ($600,000) in the form of a promissory note in the form attached hereto as Exhibit A (the “Note”);

(b)   An 9% overriding royalty interest for all of the gross gas that is produced from the Property by the deed in the form attached hereto as Exhibit B (the “Deed”); and

(c)   One parcel identified as Tract No. 20 on Exhibit A (Special Warranty Deed) to the Option, without encumbrance and in fee (the “Retained Property”) as revealed in the Deed.

3.            Representations and Warranties of Transferor and Transferee.  Each of Transferor and Transferee represents and warrants to one another that:

(a)           the transfer of the Purchased Interest will not violate Federal, state or foreign securities or “blue sky” laws applicable to the representing party;

(b)           the transfer of the Purchased Interest does not require prior governmental or regulatory consent;

(c)           it has the full power, authority and legal right to execute and deliver this Agreement;

(d)           it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(e)           this Agreement has been duly executed and delivered by it;

(f)           this Agreement is valid, binding and enforceable against it in accordance with its terms; and

(g)           the Agreement does not and will not (i) violate any statute, law, rule, regulation, judicial order or decree or arbitration finding applicable to it, (ii) breach any of its charter instruments or (iii) breach, with or without notice or passage of time, or both, any agreement or undertaking to which it or any of its subsidiaries is a party or by which it is bound.

4.            Representations, Warranties and Covenant of Transferor.  Transferor further represents, warrants and covenants to the Transferee that:

(a)           Transferor’s interest in the Purchased Interest is not subject to any prior sale, transfer, pledge, conveyance, assignment, participation interest or other encumbrance of any kind; and

(b)           this Agreement constitutes the only understanding, oral or written, entered into by Transferor with respect to the transfer of the Purchased Interest as of the date of execution hereof (other than any related agreement between Transferor and Transferee relating to the consideration for the transfer of the Purchased Interest).

5.            Covenants of Transferee.  Transferee covenants as follows:

(a)   Transferee shall exercise commercially reasonable diligence in obtaining financing of approximately $2.1 million to permit Transferee to exercise the Option, obtain the Property and make the payments provided for in the Note.

(b)   Transferee shall immediately upon exercise of the Option:

(i)   enter into Deed which, among other things, provides for a 9% overriding royalty interest on the Property payable to Transferor and its assigns;

(ii)   enter into a mortgage in the form attached hereto as Exhibit C which shall secure the obligation to pay the Note and which shall be senior to all other mortgages on the Property; and

(iii)          enter into the Deed which, among other things, provides for the Retained Property to be titled in the name of the Transferor.

6.             Further Assurances.  From time to time after the assignment provided for herein, Transferor and Transferee shall execute and deliver such documents, instruments and certificates as may reasonably be requested to more effectively confirm and evidence this Agreement and the transfer of the Purchased Interest, and to otherwise carry out the purpose and intent of this Agreement.

7.             Binding Effect; Benefits; Assignment.  No party hereto may assign its rights or obligations hereunder without the express written consent of the other parties, and any purported such assignment not in compliance herewith shall be null and void.  All of the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors and authorized assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement, except as expressly indicated in this Agreement.

8.             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia without regard to any otherwise applicable principles of conflicts of laws.

9.             Counterparts.  This Agreement may be executed in one or more counterparts and by facsimile, each of which when so executed shall be deemed to be an original, all of which shall together constitute one and the same instrument.

10.           Expenses.  Each party shall pay its own respective expenses, costs, and fees (including attorneys’ and accountants' fees and disbursements) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

11.           Entire Agreement.  This Agreement represents the entire agreement between Transferor and Transferee with respect to the subject matter hereof and incorporates herein any prior representations, warranties and agreements (oral or written) with respect thereto.

12.           Amendment and Waiver.  This Agreement may not be amended, modified, superseded, or canceled, nor any of the terms, covenants. representations, warranties or conditions of this Agreement waived,  in each case without a written instrument executed by the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.  The failure of any party at any time to require performance of any provision of this Agreement shall not affect the right of that party at a later time to enforce the same.  No waiver by any party of any condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of the condition or of any breach of the term, covenant, representative or warranty or any other term, covenant, representation, or warranty set forth in this Agreement.

13.           Severability.  Any provision, or clause thereof, of this Agreement that shall be found to be contrary to applicable law or otherwise unenforceable shall not affect the remaining terms of this Agreement, which shall be construed as if the unenforceable provision, or clause thereof, were absent from this Agreement.

14.           Headings.  The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Agreement.

15.           Interpretation.  Unless the context of this Agreement clearly requires otherwise:  (i) references to the plural include the singular, the singular the plural, and the part the whole, (ii) references to one gender include all genders, (iii) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (iv) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation,” and (v) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole.  Any reference herein to any agreement, including this Agreement, shall be deemed to include such agreement as it may be modified, varied, amended or supplemented from time to time.  Any reference herein to any person or entity shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person or entity.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEXT GENERATION ENERGY CORP

By:	/s/ Darryl Reed
Name:	Darryl Reed
Title:	CEO

KNOX COUNTY MINERALS, LLC

By:	/s/ Joel Patrick Sens
Name:	Joel Patrick Sens
Title:	Managing Member

Exhibit A

PROMISSORY NOTE

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION AGREEMENT

SPECIAL WARRANTY DEED